Claros Mortgage Trust, Inc.

Reports First Quarter 2025 Results

New York, NY, May 7, 2025 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter ended March 31, 2025. The Company reported GAAP net loss of $78.6 million, or $0.56 per share, for the quarter ended March 31, 2025. Distributable Loss (a non-GAAP financial measure defined below) was $35.7 million, or $0.25 per share, and Distributable Earnings prior to realized losses were $11.6 million, or $0.08 per share, for the quarter ended March 31, 2025.

First Quarter 2025 Highlights

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$5.9 billion loan portfolio with a weighted average all-in yield of 7.4%.
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Received $316 million of loan repayment and sale proceeds, including two fully realized loans.
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Subsequent to quarter-end, received $291 million of loan repayment proceeds, including three fully realized loans, of which two were risk rated 5.
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Total liquidity of $136 million, including $128 million of cash.
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Unencumbered loan UPB of $468 million, including $223 million classified as held-for-sale.
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Closed a new financing facility with $214 million of capacity.
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Provision for CECL reserves approximated $41.1 million, or $0.29 per share, for the quarter; as of quarter end, CECL reserves of $1.83 per share.
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CECL reserve stands at 4.4% of UPB, comprised of (i) specific reserves of 16.4% on risk rated 5 loans and (ii) general reserves of 2.7% on remaining loans.
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Valuation adjustment for loan receivable held-for-sale of ($42.6) million, or ($0.30) per share, for the quarter.
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Book value of $13.60 per share.

“Since the start of 2025, we have made strong progress on our stated objectives of enhancing liquidity, reducing leverage and beginning to resolve our watchlist loans,” said Richard Mack, Chief Executive Officer and Chairman of CMTG. “Both during and subsequent to the first quarter, we resolved or received payment on several loans totaling $607 million while also reducing our exposure to land, office and hospitality assets, sectors that continue to be challenged. We remain committed to furthering our progress while navigating a highly complex macroeconomic environment.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Thursday, May 8, 2025, at 10:00 a.m. ET. The conference call may be accessed by dialing 1-833-470-1428 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 926132.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. An earnings presentation accompanying the earnings release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 384101, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings (Loss):

Distributable Earnings (Loss) is a non-GAAP measure used to evaluate our performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned held-for-investment depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which such gains and losses include charge-offs of principal, accrued interest receivable, and/or exit fees as the Company believes this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees we pay our Manager.

The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to our net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by our Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors.

While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal, accrued interest receivable, and/or exit fees are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when the Company acquires title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold or anticipated to be sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of Net Loss to Distributable Loss

(Amounts in thousands, except share and per share data)

	Three Months Ended	Three Months Ended
	March 31, 2025	December 31, 2024
Net loss:	$(78,623)	$(100,698)
Adjustments:
Non-cash stock-based compensation expense	5,074	4,777
Provision for current expected credit loss reserve	41,123	29,976
Depreciation and amortization expense	438	2,639
Amortization of above and below market lease values, net	354	354
Unrealized loss on interest rate cap	-	27
Loss on extinguishment of debt	547	630
Valuation adjustment for loan receivable held-for-sale	42,594	7,227
Loss on real estate owned held-for-sale	49	80,461
Distributable Earnings prior to realized gains and losses	$11,556	$25,393
Loss on extinguishment of debt	(547)	(630)
Principal charge-offs (1)	(46,653)	(756)
Previously recognized gain on foreclosure of real estate owned held-for-sale (2)	-	5,592
Loss on real estate owned held-for-sale	(49)	(80,461)
Previously recognized depreciation on real estate owned held-for-sale (3)	-	(32,302)
Distributable Loss	$(35,693)	$(83,164)
Weighted average diluted shares - Distributable Loss	142,192,694	141,955,621
Diluted Distributable Earnings per share prior to realized gains and losses	$0.08	$0.18
Diluted Distributable Loss per share	$(0.25)	$(0.59)

1.
For the three months ended March 31, 2025, amount includes a $3.5 million charge-off of accrued interest receivable and a $0.5 million charge-off of an exit fee related to the discounted payoff of a land loan.
2.
Reflects total gain on foreclosure of our hotel portfolio real estate owned asset, which was classified as real estate owned held-for-sale as of December 31, 2024. Amount not previously recognized in Distributable Earnings (Loss).
3.
Reflects previously recognized depreciation on real estate owned classified as held-for-sale as of December 31, 2024. Amount not previously recognized in Distributable Earnings (Loss).